Exhibit 3.2

SECOND AMENDED AND RESTATED BY-LAWS OF RADIAN GROUP INC.

BY-LAWS

OF

RADIAN GROUP INC.

(a Delaware corporation)

ARTICLE I

Offices and Fiscal Year

SECTION 1.01    Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by resolution of the board of directors, and a certificate certifying the change is filed in the manner provided by statute.

SECTION 1.02    Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

SECTION 1.03    Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December in each year.

ARTICLE II

Notice – Waivers – Meetings

SECTION 2.01    Notice, What Constitutes. Whenever, under the provisions of the Delaware General Corporation Law (“GCL”) or the certificate of incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail or by telegram (with messenger service specified), electronic transmission or courier service, charges prepaid, or by telephone or facsimile transmission to the address (or to the e-mail address, facsimile or telephone number) of the person appearing on the books of the corporation, or in the case of directors, supplied to the corporation for the purpose of notice. If the notice is sent by mail, telegram or courier service, it shall be deemed to be given when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of electronic transmission, when sent, or in the case of facsimile transmission, when received.

SECTION 2.02    Notice of Meetings of Board of Directors. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director in person or by telephone or in writing at least 24 hours (in the case of notice in person or by telephone, electronic transmission or facsimile transmission) or 48 hours (in the case of notice by telegram, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

SECTION 2.03    Notice of Meetings of Stockholders. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof. If the notice is sent by mail, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of the stockholder as it appears on the records of the corporation.

SECTION 2.04    Waivers of Notice.

(a) Written Waiver. Whenever notice is required to be given under any provisions of the GCL or the certificate of incorporation or these By-laws, a written waiver, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

(b) Waiver by Attendance. Attendance of a person at a meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 2.05    Exception to Requirements of Notice.

(a) General Rule. Whenever notice is required to be given, under any provision of the GCL or of the certificate of incorporation or these By-laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

(b) Stockholders Without Forwarding Addresses. Whenever notice is required to be given, under any provision of the GCL or the certificate of incorporation or these By-laws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth the person’s then current address, the requirement that notice be given to such person shall be reinstated.

SECTION 2.06    Conference Telephone Meetings. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE III

Meetings of Stockholders

SECTION 3.01    Place of Meeting. All meetings of the stockholders of the corporation shall be held at such place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting.

SECTION 3.02    Annual Meeting. The board of directors may fix and designate the date and time of the annual meeting of the stockholders. At said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

SECTION 3.03    Special Meetings. Special meetings of the stockholders of the corporation may be called at any time by the chairman of the board, a majority of the board of directors or the holders of a majority of the total number of shares of common stock of the corporation then-outstanding. At any time, upon the written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting which shall be held at such date and time as the secretary may fix, not less than ten nor more than 60 days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 3.04    Quorum, Manner of Acting and Adjournment.

(a) Quorum. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the GCL, by the certificate of incorporation or by these By-laws. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time. In addition, whether or not there is a quorum, the chairman of the meeting may adjourn any meeting of stockholders to any other time and to any other place at which a meeting of stockholders may be held under these By-laws. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum is present or represented, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) Manner of Acting. Directors shall be elected in the manner provided in Section 4.13. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these By-laws, a different vote is required in which case such express provision shall govern and control the decision of the question. The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

SECTION 3.05    Stockholder Proposals. Nominations by stockholders of persons for election to the board of directors of the corporation may be made at an annual or special meeting only in compliance with Section 4.13 hereof. The proposal of other business to be considered by the stockholders at an annual meeting of stockholders may only be made (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the corporation who (x) was a stockholder of record at the time of giving of notice provided for in this By-law and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) provides timely notice in writing to the secretary of the corporation and complies with the procedures and requirements set forth in this By-law; clause (iii) shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders. To be properly brought before a meeting of stockholders, business must be of a proper subject for action by stockholders under applicable law and must not, if implemented, cause the corporation to violate any state, federal or foreign law or regulation, each as determined in good faith by the board of directors.

To be timely, a stockholder’s notice shall be delivered to or mailed to, and received by, the secretary at the principal executive offices of the corporation not more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice to the secretary shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) their name and record address, (ii) the class and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially and/or of record by each of them, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the corporation, (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and (v) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to the Exchange Act and the rules and regulations promulgated thereunder, (b) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, (c) an agreement by the stockholder that the stockholder will appear in person or by proxy at the meeting to propose the consideration of the business, and (d) the information required by Section 3.06. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposal made at the meeting was not made in accordance with the foregoing procedures and, in such event, the proposal shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.

Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals of business to be considered pursuant to this By-Law.

SECTION 3.06    Disclosure by Stockholders of Hedged Positions. A notice submitted by a stockholder under Section 3.05 or 4.13 must describe, with respect to the stockholder and any Stockholder Associated Person, (i) any Derivative Instrument directly or indirectly beneficially owned by the stockholder or a Stockholder Associated Person, or any other direct or indirect opportunity for the stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (ii) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (iii) any short interest in any security of the corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (iv) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, and (v) any hedging or other transaction or series of transactions that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any share of the corporation.

Definitions. As used in this Section 3.06 the following terms have the meanings indicated:

“Derivative Instrument” means an option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the corporation or otherwise.

“Stockholder Associated Person” of a stockholder means (i) any person controlling, controlled by, under common control with, or acting in concert with, the stockholder, (ii) any beneficial owner of shares of the corporation owned of record or beneficially by the stockholder, and (iii) any person controlling, controlled by or under common control with, a person that is a Stockholder Associated Person pursuant to clause (ii) of this definition.

SECTION 3.07    Organization. At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman, if one has been appointed, the chief executive officer, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors present at the meeting or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

SECTION 3.08    Voting.

(a) General Rule. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

(b) Voting and Other Action by Proxy.

(1) A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. Such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

(2) No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(3) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

SECTION 3.09    Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 3.10    Inspectors of Election.

(a) Appointment. All elections of directors shall be by written ballot; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the board of directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the person’s best ability.

(b) Duties. The inspectors shall ascertain the number of shares outstanding and the voting power of each, shall determine the shares represented at the meeting and the validity of proxies and ballots, shall count all votes and ballots, shall determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and shall certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d) Reconciliation of Proxies and Ballots. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information transmitted in accordance with Section 3.08, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

ARTICLE IV

Board of Directors

SECTION 4.01    Powers. All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

SECTION 4.02    Number. Subject to the provisions of the certificate of incorporation, the board of directors shall consist of such number of directors as may be determined only by resolution adopted by a majority of the directors present at a meeting at which a quorum is present.

SECTION 4.03    Term of Office. Subject to the provisions of the certificate of incorporation, directors of the corporation shall hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified, except in the event of death, resignation or removal.

SECTION 4.04    Vacancies.

(a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by resolution adopted by a majority of the directors then in office, though less than a quorum of the full board, or the sole remaining director, and a director so chosen shall hold office until the next annual election of directors and until a successor is duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(c) If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the entire board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorship, or to replace the directors chosen by the directors then in office.

SECTION 4.05    Resignations. Any director may resign at any time, but only by giving written notice to the chairman, chief executive officer, president or secretary of the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 4.06    Organization. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

SECTION 4.07    Place of Meeting. Meetings of the board of directors, both regular and special, shall be held at such place within or without the State of Delaware as the board of directors may from time to time determine, or as may be designated in the notice of the meeting.

SECTION 4.08    Regular Meetings. Regular meetings of the board of directors shall be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.

SECTION 4.09    Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman or by a majority of the members of the board of directors.

SECTION 4.10    Quorum, Manner of Acting and Adjournment.

(a) General Rule. At all meetings of the board of directors a majority of the entire board of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the GCL or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b) Unanimous Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

SECTION 4.11    Committees of the Board.

(a) Establishment. The board of directors may, by resolution adopted by a majority of the entire board, establish an Executive Committee and one or more other committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

(b) Powers. The Executive Committee, if established, and any such other committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the GCL, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of shares of any series), adopting an agreement of merger or consolidation under Section 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the GCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation. The Executive Committee shall have the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the GCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

(c) Committee Procedures. The term “board of directors” or “board,” when used in any provision of these By-laws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to the Executive Committee or other committee of the board.

SECTION 4.12    Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 4.13    Qualifications and Election of Directors.

(a) All directors of the corporation shall be natural persons of full age, but need not be residents of Delaware or stockholders of the corporation. Except in the case of vacancies, directors shall be elected by the stockholders.

(b) Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors.

(c) Nominations of persons for election to the board of directors of the corporation may also be made by any stockholder of the corporation who (x) was a stockholder at the time of giving of notice provided for in this By-law and at the time of the applicable meeting of stockholders, (y) is entitled to vote for the election of directors at such meeting of stockholders and (z) provides timely notice in writing to the secretary of the corporation and complies with the procedures and requirements set forth in this Section 4.13(c), which shall be the exclusive means for a stockholder to make nominations of persons for election to the board of directors of the corporation. No person may be appointed, nominated or elected a director of the corporation unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a director without conflicting in any manner with any state, federal or foreign law or regulation applicable to the corporation, as determined in good faith by the board of directors.

To be timely, a stockholder’s notice pertaining to an annual meeting of stockholders at which directors are to be elected shall be delivered to or mailed to, and received by, the secretary at the principal executive offices of the corporation not more than 120 days or less than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the case of an annual meeting the date of which is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation; provided, further, however, that in the event that the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder otherwise meeting the requirement of this Section 4.13 may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required above with respect to any nomination (including the completed and signed representation and agreement required by Section 4.13(e) of these By-Laws) shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are directly or indirectly owned beneficially and/or of record by the person, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships (including any familial relationships), between or among the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (v) any other information relating to the person that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) their names and record addresses, (ii) the class and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially and/or of record by each of them, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any security of the corporation; (c) a representation that the stockholder will appear in person or by proxy at the meeting to nominate the individual or individuals proposed in the notice; (d) with respect to each nominee for election or reelection to the board of directors, include a completed and signed representation and agreement required by Section 4.13(e) of these By-Laws; and (e) the information required in Section 3.06. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(d) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.

(e) To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 4.13) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification or other payment in connection with such person’s candidacy as a director nominee or service or action as a director that has not been disclosed to the company and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(f) Directors of the corporation shall be elected by the stockholders at an annual or special meeting of the stockholders, unless such election of directors is required by the terms of any series of preferred stock. If the number of nominees exceeds the number of directorships to be filled, the directors shall be elected by a plurality of the votes cast. If the number of nominees does not exceed the number of directors to be elected, a nominee shall be elected only if he or she receives a majority of the votes cast. If a nominee is an incumbent director who is standing for re- election and such nominee does not receive a majority of the votes cast in an election in which the number of nominees does not exceed the number of directors to be elected, the governance committee, or any other or successor committee responsible for the nomination of directors, must make a recommendation to the board on whether to accept the director’s resignation or whether other action should be taken, unless the director retires from the board before committee action or board action if there is no committee action. The board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The board will consider the committee’s recommendation and publicly disclose the board’s decision and the basis for that decision within 90 days from the date of certification of the final election results. However, if less than two members of the governance or successor committee are elected as directors at a meeting for the election of directors in an election in which the number of nominees does not exceed the number of directors to be elected, then the board shall consider and act upon the tendered resignation without a recommendation from the committee. The governance committee and the board may consider any factors that they deem relevant in deciding whether to accept a director’s resignation. Each share of the corporation entitled to be voted on the election of directors may only be voted noncumulatively. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” must exceed the number of shares voted “against” with respect to that director’s election (with “abstentions” and “broker non-votes” not counted as “for” or “against” that director’s election). If the number of nominees does not exceed the directors to be elected, each share of the corporation entitled to be voted on the election of directors may be voted for or against, or the person voting such share may abstain with respect to, each candidate for election. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

(g) Each director who is nominated to stand for election shall, as a condition to such nomination, tender an irrevocable resignation in advance of the election of directors. Such resignation will be effective if, pursuant to Section 4.13(f) of these By-laws (a) the director does not receive a majority vote in the next election of directors in which the number of nominees does not exceed the number of directors to be elected, and (b) the board accepts the resignation, unless the director retires from the board before committee action or board action if there is no committee action. In addition, the board shall fill new director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment by the board, the same form of irrevocable resignation.

SECTION 4.14    Voting of Stock. Unless otherwise ordered by the board of directors, each of the chairman of the board, the principal executive officer (as defined by the rules and regulations of the United States Securities and Exchange Commission) and the principal accounting officer (as defined by the rules and regulations of the United States Securities and Exchange Commission) shall have full power and authority, on behalf of the corporation, to attend and to act and vote, in person or by proxy, at any meeting of the stockholders of any company in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the corporation might have possessed and exercised if present. The board of directors, by resolution adopted from time to time, may confer like powers upon any other person or persons.

SECTION 4.15    Endorsement of Securities for Transfer. Each of the chairman of the board, the principal executive officer and the principal accounting officer shall have the power to endorse and deliver for sale, assignment or transfer certificates for stock, bonds or other securities, registered in the name of or belonging to the corporation, whether issued by the corporation or by any other corporation, government, state or municipality or agency thereof; and the board of directors from time to time may confer like power upon any other officer, agent or person by resolution adopted from time to time. Every such endorsement shall be countersigned by the treasurer or an assistant treasurer.

SECTION 4.16    Lead Director. Unless the corporation shall have a non-executive Chairman of the Board, the directors will elect one of their numbers to serve as Lead Director. The Lead Director will assume such duties as the directors may designate from time to time.

Notwithstanding anything contained in Section 8.06, this Section 4.16 may only be altered, amended or repealed (a) by vote of the stockholders at a duly organized annual or special meeting of stockholders in accordance with the certificate of incorporation, or (b) by vote of 75% of the entire board of directors at any regular or special meeting of directors.

ARTICLE V

Officers

SECTION 5.01    Number, Qualifications and Designation. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board.

SECTION 5.02    Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

SECTION 5.03    Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-laws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

SECTION 5.04    The Chairman of the Board.

(a) Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the board of directors, an officer of the corporation and, if present, shall preside at each meeting of the board of directors and of the stockholders. He shall advise and counsel with the chief executive officer and, in his absence, with other executives of the corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

(b) Non-executive Chairman of the Board. If the board of directors does not choose to elect a Chairman of the Board as described in (a) above, then the board of directors shall elect a non-executive Chairman of the Board, who shall be a member of the board of directors but not an officer of the corporation. If present, the non-executive Chairman of the Board shall preside at each meeting of the board of directors and of the stockholders. He shall advise and counsel with the chief executive officer and, in his absence, with other executives of the corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

SECTION 5.05    The Vice Chairman of the Board. The vice chairman of the board, if there be one, shall in the absence of a Chairman of the Board or non-executive Chairman of the Board preside at all meetings of the board of directors and of the stockholders, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

SECTION 5.06    The Chief Executive Officer. The chief executive officer of the corporation shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors, and shall perform all duties incident to his office which may be required by law and all such other duties as are properly required of him by the board of directors. He shall make reports to the board of directors and the stockholders, and shall see that all orders and resolutions of the board of directors and of any committee thereof are carried into effect.

SECTION 5.07    The President. The president shall perform such duties as may from time to time be assigned to him by the board of directors or by the chairman of the board.

SECTION 5.08    The Vice Presidents. The vice presidents shall perform the duties of the chairman of the board and president in his absence and such other duties as may from time to time be assigned to them by the board of directors or by the chairman of the board.

SECTION 5.09    The Secretary. The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the chairman of the board.

SECTION 5.10    The Treasurer. The treasurer, or an assistant treasurer, shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, shall render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the chairman of the board.

SECTION 5.11    Officers’ Bonds. No officer of the corporation need provide a bond to guarantee the faithful discharge of the officer’s duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office.

SECTION 5.12    Salaries. The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors, except that the compensation of the corporation’s chief executive officer shall be subject to the approval of the independent (as defined by the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission) members of the board of directors rather than the full board of directors.

ARTICLE VI

Certificates of Stock, Transfer, Etc.

SECTION 6.01    Form and Issuance.

(a) Issuance. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Any certificated shares shall remain certificated until the certificate representing such shares is surrendered to the corporation. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the chief executive officer, president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

(b) Form and Records. Stock certificates of the corporation shall be numbered and in such form as approved by the board of directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. The shares of common stock of the corporation shall be registered in the stock ledger and transfer books of the corporation as they are issued.

(c) Signatures. Any of or all the signatures upon the stock certificates of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

SECTION 6.02    Transfer. ~~Subject to Section 6.06, t~~Transfers of shares shall be made on the share register or transfer books of the corporation by the holder of record thereof or by an attorney lawfully constituted in writing and, if certificated, upon surrender of the certificate therefor, endorsed by the person named in the certificate. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

SECTION 6.03    Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 6.04    Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 6.05    Determination of Stockholders of Record.

(a) Meetings of Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

(b) Consent of Stockholders. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the GCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the GCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c) Dividends. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

~~SECTION 6.06 Transfer Restrictions.~~

~~Section 6.06.1. Definitions. As used in this Section 6.06 the following terms have the meanings indicated:~~

~~“Acquire” or “Acquisition” and similar terms mean the direct or indirect acquisition of record, legal, beneficial or any other ownership of Corporation Securities by any means, including (a) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares or (b) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities if, as a result of such direct or indirect acquisition, the acquirer would be considered an owner of Corporation Securities under the direct, indirect or constructive ownership rules of Section 382 of the Code.~~

~~“Agent” shall have the meaning set forth in Section 6.06.3(b).~~

~~“Business Day” means any day, other than a Saturday, Sunday or day on which banks located in New York City, New York or Philadelphia, Pennsylvania, are authorized or required by law to close.~~

~~“Charter Amendment” means the Second Amendment to the Amended and Restated Certificate of Incorporation containing transfer restrictions substantially similar to those included in this Section 6.06.~~

~~“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.~~

~~“Controlled Person” shall have the meaning set forth in Section 6.06.3(f).~~

~~“Corporation Securities” means (a) shares of Common Stock, (b) shares of Preferred Stock of any class or series of Preferred Stock, (c) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382– 2T(h)(4)(v) (or any successor provision)) to purchase other Corporation Securities of the corporation, and (d) any other interests that would be treated as “stock” of the corporation pursuant to Treasury Regulation Section 1.382- 2T(f)(18) (or any successor provision).~~

~~“Effective Date” means the effective date of the provisions set forth in this Section 6.06.~~

~~“Entity” means an entity within the meaning of Treasury Regulation Section 1.382–3(a)(1) (or any successor provision).~~

~~“Excess Securities” shall have the meaning set forth in Section 6.06.3(a).~~

~~“Exempt Person” means any Existing Holder, unless and until such time as such Existing Holder shall (i) have a Percentage Stock Ownership that is more than the Existing Holder Ownership Cap of such Existing Holder or (ii) no longer be a “five–percent shareholder” of the Corporation Securities pursuant to Treasury Regulation Section 1.382– 2T(g)(1) (or any successor provision). Notwithstanding the foregoing, no Exempt Person shall cease to be an Exempt Person solely as the result of an Acquisition of Corporation Securities by the corporation which, by reducing the number of Corporation Securities outstanding, increases the Percentage Stock Ownership of such Person.~~

~~“Existing Holder” means any Person who, immediately before the Effective Date, is a “five–percent shareholder” of the Corporation Securities pursuant to Treasury Regulation Section 1.382–2T(g)(1) (or any successor provision).~~

~~“Existing Holder Initial Ownership” means, with respect to any Existing Holder, the aggregate Percentage Stock Ownership of such Existing Holder immediately before the Effective Date (as reflected in the most recent Schedule 13D, Schedule 13F or Schedule 13G filed by such Existing Holder before the Effective Date).~~

~~“Existing Holder Ownership Cap” means, as determined from time to time with respect to any Existing Holder, the Percentage Stock Ownership represented by the sum of (a) the difference of (i) the Existing Holder Initial Ownership of such Existing Holder multiplied by the number of outstanding shares of Stock immediately before the Effective Date minus (ii) the total shares of Stock that such Existing Holder has disposed of on or after the Effective Date plus (b) the difference (which difference shall in no event be less than zero) of (i) 150,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, recapitalization or similar transaction) minus (ii) the total shares of Stock that such Existing Holder has Acquired on or after the Effective Date; provided, however that in no event shall the Existing Holder Ownership Cap of such Existing Holder ever exceed the Existing Holder Initial Ownership of such Existing Holder. For purposes of clause (a)(ii) of this definition, “disposed” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action in any manner whatsoever, whether voluntary or involuntary, by operation of law or otherwise, that reduces the Percentage Stock Ownership of the Existing Holder.~~

~~“Five Percent Shareholder” means a Person that is identified as a “five–percent shareholder” of the Corporation Securities pursuant to Treasury Regulation Section 1.382–2T(g)(1) (or any successor provision), but excluding (a) any “direct public group” with respect to the corporation, as that term is defined in Treasury Regulation Section 1.382–2T(j)(2)(ii) (or any successor provision) or (b) any Exempt Person.~~

~~“Percentage Stock Ownership” and similar terms means the direct and indirect percentage stock ownership of any Person for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation~~

~~Section 1.382–2T(g), (h), (j) and (k) (or any successor provisions) including any ownership by application of constructive ownership rules.~~

~~“Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization, and also includes a group of Persons that is an “entity” within the meaning of Treasury Regulation Section 1.382–3(a)(1) (or any successor provision).~~

~~“Prohibited Distributions” shall have the meaning set forth in Section 6.06.3(b).~~

~~“Prohibited Transfer” shall have the meaning set forth in Section 6.06.2(a).~~

~~“Purported Transferee” shall have the meaning set forth in Section 6.06.3(a).~~

~~“Request” shall have the meaning set forth in Section 6.06.2(b).~~

~~“Restriction Release Date” means such date, after the Effective Date, that (i) the 2010 annual meeting of stockholders of the corporation is concluded if the Charter Amendment has not been approved and adopted by the stockholders, or (ii) constitutes the Restriction Release Date under the Charter Amendment.~~

~~“Restricted Holder” means a Person that (a) is a Five Percent Shareholder and Acquires or proposes to Acquire additional Corporation Securities, or (b) is proposing to Acquire Corporation Securities, and after such proposed Acquisition of Corporation Securities, would be a Five Percent Shareholder.~~

~~“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.~~

~~“Security” or “Securities” shall have the meaning set forth in Section 6.06.3(d).~~

~~“Stock” means any interest that would be treated as “stock” of the corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18) (or any successor provision).~~

~~“Tax Benefits” means all net operating loss carryovers, capital loss carryovers, general business carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, if any, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the corporation or any of its subsidiaries.~~

~~“Transfer” means any direct or indirect Acquisition, sale, transfer, assignment, conveyance, pledge or other disposition or other action in any manner whatsoever, whether voluntary or involuntary, by operation of law or otherwise, by any Person that alters the Percentage Stock Ownership of any Person, or any attempt to do any of the foregoing. A Transfer shall also include the creation or grant of an option (including within the meaning of Treasury Regulation Section 1.382–2T(h)(4)(v) (or any successor provision)). A Transfer shall include a repurchase of Corporation Securities by the corporation but shall not include an issuance or grant of Corporation Securities by the corporation.~~

~~“Treasury Regulation” means a Treasury Regulation promulgated under the Code.~~

~~Section 6.06.2 Transfer Restrictions.~~

~~(a) In order to preserve the Tax Benefits, from and after the Effective Date and before the Restriction Release Date, no Transfer other than to the corporation shall be permitted, and any such purported Transfer shall be null and void ab initio, as to the amount of any such purported Transfer of Corporation Securities that causes, after giving effect to such purported Transfer (or any series of Transfers of which such Transfer is a part), (i) any Person to become a Five Percent Shareholder or (ii) the Percentage Stock Ownership interest in the corporation of any Five Percent Shareholder to increase (a “Prohibited Transfer”). The prior sentence is not intended to prevent the Corporation Securities from being DTC–eligible and shall not preclude the settlement of any transactions in the Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system, provided, that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer.~~

~~(b) The restrictions contained in this Section 6.06 are for the purposes of reducing the risk that any “ownership change” (as defined in the Code) of the Corporation Securities may limit the corporation’s ability to utilize its Tax Benefits. In connection therewith, and to provide for effective policing of these provisions, a Restricted Holder who proposes to Acquire Corporation Securities shall, before the date of such proposed Acquisition, request in writing (a “Request”) that the board of directors of the corporation review such proposed Acquisition and authorize or not authorize such proposed Acquisition in accordance with this Section 6.06.2(b). A Request shall be made in accordance with this Section 6.06.2(b) and shall be delivered by fax and by registered mail, return receipt requested, to the secretary of the corporation at the principal executive offices of the corporation. Such Request shall be deemed to have been received by the corporation only when actually received by the corporation. To be made in accordance with this Section 6.06.2(b), a Request shall include (i) the name, address and telephone number of the Restricted Holder, (ii) a description of the Restricted Holder’s existing direct and indirect ownership of Corporation Securities, together with such ownership of all affiliates and associates of the Restricted Holder, (iii) a description of the Corporation Securities that the Restricted Holder proposes to Acquire, (iv) the date on which such proposed Acquisition is expected to take place (or, if such Acquisition is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect), (v) the name, address and telephone number of the proposed transferor of the Corporation Securities that the Restricted Holder proposes to Acquire (or, if such Acquisition is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect), (vi) a reasonably detailed description of the Acquisition, and (vii) a request that the board of directors authorize, if appropriate, such Acquisition pursuant to this Section 6.06.2(b). The board of directors may authorize an Acquisition by a Restricted Holder, if it determines in its sole discretion, that, such Acquisition will not be likely to directly or indirectly limit the availability to the corporation of the Tax Benefits or is otherwise in the best interests of the corporation and, in such case, the restrictions set forth in Section 6.06.2(a) shall not apply to such Acquisition. If the board of directors authorizes an Acquisition by a Restricted Holder, it may, in its sole discretion, deem such Restricted Holder to be an Existing Holder (and to determine the deemed Existing Holder Initial Ownership) under this Section 6.06. Any determination by the board of directors not to authorize a proposed Acquisition by a Restricted Holder shall cause such proposed Acquisition to be deemed a Prohibited Transfer. Any determination to authorize a proposed Acquisition by a Restricted Holder granted hereunder may be granted in whole or in part, and may be subject to any limitations or conditions (including restrictions on the ability of the Restricted Holder to subsequently transfer Corporation~~

~~Securities  acquired through such authorized Acquisition), in each case as and to the extent the board shall determine in its sole discretion. In addition, the board of directors may, in its sole discretion, require representations from the Restricted Holder or an opinion of counsel to be rendered by counsel selected by the board of directors, that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits or other matters that the board of directors may determine. Any Restricted Holder who makes a Request to the board of directors shall reimburse the corporation, on demand, for all costs and expenses incurred by the corporation with respect to any proposed Acquisition of Corporation Securities, including the corporation’s costs and expenses incurred in determining whether to authorize the proposed Acquisition, which costs may include any expenses of counsel and/or tax advisors engaged by the board of directors to advise the board of directors or deliver an opinion thereto.~~

~~Section 6.06.3 Treatment of Excess Securities.~~

~~(a) No employee or agent of the corporation shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the corporation for any purpose whatsoever in respect of the Corporation Securities that are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of a stockholder of the corporation, including the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities.~~

~~(b) If the board of directors determines that a Prohibited Transfer has been recorded by an agent or employee of the corporation notwithstanding the prohibition in Section 6.06.3(a), such recording and the Prohibited Transfer shall be null and void ab initio and have no legal effect and, upon written demand by the corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the corporation with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated by the board of directors (the “Agent”). In the event of an attempted Prohibited Transfer involving the purchase or Acquisition of Corporation Securities in violation of this Section 6.06 by a Restricted Holder, the Agent shall thereupon sell to a buyer or buyers, which may include the corporation or the purported transferor, the Excess Securities transferred to it in one or more arm’s–length transactions (including over a national securities exchange or national securities quotation system on which the Corporation Securities may be traded); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if the Agent determines such sale or sales could disrupt the market for the Corporation Securities, could adversely affect the value of the Corporation Securities or may be in violation of applicable securities laws. If the Purported Transferee has resold the Excess Securities before receiving the corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, unless the corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to~~

~~Section 6.06.3(c) if the Agent, rather than the Purported Transferee, had resold the Excess Securities.~~

~~(a) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (i) first, to reimburse itself to the extent necessary to cover its costs and expenses incurred in accordance with its duties hereunder; (ii) second, to reimburse the Purported Transferee for the amounts paid by the Purported Transferee for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer), and (iii) third, the remainder, if any, to the original transferor, or, if the original transferor cannot be readily identified, to an entity designated by the corporation’s board of directors that is described in Section 501(c) of the Code, contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The recourse of any Purported Transferee with respect to any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) of this Section 6.06.3(c). Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6.06 inure to the benefit of the corporation or the Agent, except to the extent used to cover expenses incurred by the Agent in performing its duties hereunder.~~

~~(b) In the event of any Transfer to the corporation, or any Transfer that does not involve a transfer of securities of the corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”), that would in either case cause (i) any Person to become a Five Percent Shareholder or (ii) the Percentage Stock Ownership interest of any Five Percent Shareholder to increase, the application of Section 6.06.3(b) and Section 6.06.3(c) shall be modified as described in this Section 6.06.3(d). In such case, no such Five Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five Percent Shareholder, after such disposition, not to be in violation of this Section 6.06. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section 6.06.3(b) and Section 6.06.3(c), except that the maximum aggregate amount payable either to such Five Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five Percent Shareholder or such other Person. The purpose of this Section 6.06.3(d) is to extend the restrictions in Section 6.06.2(a) and Section 6.06.3(a) to situations in which there is a Five Percent Shareholder without a direct Transfer of Securities, and this Section 6.06.3(d), along with the other provisions, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.~~

~~(c) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the corporation makes a demand pursuant to Section 6.06.3(b) or any written demand with respect to a deemed disposition pursuant to Section 6.06.3(d), then the corporation may take any actions it deems necessary to enforce the provisions hereof, including the institution of legal proceedings to compel such surrender.~~

~~(d) If any Person shall knowingly violate, or knowingly cause any other Person under control of such Person (a “Controlled Person”) to violate this Section 6.06 (including failure to surrender the Excess Securities or the proceeds of a sale thereof as demanded by the corporation pursuant to Section 6.06.3(e)), then that Person and any Controlled Person shall be jointly and severally liable to the corporation for, and shall indemnify and hold the corporation harmless against, any and all losses and damages suffered as a result of such violation, including any attorneys’ and auditors’ fees incurred in connection with such violation.~~

~~Section 6.06.4 Legends; Compliance.~~

~~(a) All certificates reflecting Corporation Securities issued on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:~~

~~THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO SECTION 6.06 OF THE AMENDED AND RESTATED BYLAWS OF RADIAN GROUP INC. A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE EXCESS SECURITIES (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE AMENDED AND RESTATED BYLAWS) TO THE CORPORATION’S AGENT.~~

~~(b) The corporation shall have the power to make appropriate notations upon its stock transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Section 6.06 for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, and any proposed transferee of such Corporation Securities and any Person~~

~~controlling,  controlled by or under common control with the proposed transferee of such Corporation Securities, shall provide such information as the corporation may request from time to time in order to determine compliance with this Section 6.06 or the status of the Tax Benefits of the corporation.~~

~~(c) Nothing contained in this Section 6.06 shall limit the authority of the board of directors of the corporation to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the corporation’s Tax Benefits. The board of directors of the corporation shall have the power to determine all matters necessary for determining compliance with this Section 6.06, including determining (i) the identification of Five Percent Shareholders, Exempt Persons and Restricted Holders, (ii) whether a Transfer or proposed Transfer is a Prohibited Transfer, (iii) the Percentage Stock Ownership in the corporation of any Five Percent Shareholders, Exempt Persons and Restricted Holders, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee, (vi) whether compliance with any restriction or limitation on stock ownership and Transfers are no longer required for preservation of Tax Benefits, (vii) the interpretation of the provisions of this Section 6.06 and the applicability to stockholders of the corporation of the restrictions on Transfer set forth herein, including the establishment of presumptions and procedures related thereto, and the correction or clarification of any errors or ambiguities therein, and (viii) any other matters which the board of directors deems relevant. Without limiting the generality of the foregoing, for the purposes of determining the existence and identity of, and the amount of Corporation Securities owned by, any Person, the corporation and the board of directors are entitled to rely on (a) the existence and absence of filings of Schedule 13D, Schedule 13F, or Schedule 13G under the Exchange Act (or any similar schedules) as of any date, and (b) its actual knowledge of the ownership of the Corporation Securities. In the case of an ambiguity in the application of any of the provisions of this Section 6.06, including any definition used herein, the board of directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event that this Section 6.06 requires an action by the board of directors but fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the express provisions of this Section 6.06. All such actions, calculations, interpretations and determinations that are done or made by the board of directors in good faith shall be final, conclusive and binding on the corporation, the Agent, and all other parties to a Transfer. The board of directors may delegate all or any portion of its duties and powers under this Section 6.06 to a committee of the board of directors as it deems advisable or necessary.~~

~~(d) Nothing contained in this Section 6.06 shall be construed to give any Person other than the corporation or the Agent any legal or equitable right, remedy or claim under this Section 6.06. This Section 6.06 shall be for the sole and exclusive benefit of the corporation and the Agent.~~

~~(e) With regard to any power, remedy or right provided herein or otherwise available to the corporation or the Agent provided under this Section 6.06, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification, or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.~~

~~(f) If any provision of this Section 6.06 or the application of any such provision to any Person or under any circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Section 6.06.~~

~~Section 6.06.5 Effectiveness. The restrictions on Transfer set forth in this Section 6.06 shall apply only to Corporation Securities issued by the corporation (whether from treasury securities or newly issued) on or after the Effective Date and before the Restriction Release Date.~~

ARTICLE VII

Indemnification of Directors, Officers and Other Authorized Representatives

SECTION 7.01    Indemnification of Authorized Representatives. The corporation shall, except to the extent prohibited by the GCL, as amended or modified from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), indemnify any person who was or is an authorized representative of the corporation at any time during which this By-law is in effect (whether or not such person continues to serve in such capacity at the time any indemnification is sought or at the time any proceeding relating thereto exists or is brought), and who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including without limitation actions by or in right of the corporation, a class of its security holders or otherwise, and whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that except for actions to enforce indemnification rights under this Article, the corporation shall indemnify an authorized representative seeking indemnification in connection with an action, suit or proceeding initiated by such person (other than on behalf of the corporation or one of its subsidiaries) only if the action, suit or proceeding was authorized by the board of directors of the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 7.02    Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative or other employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. The rights provided by this Section 7.02 shall be in addition to, and not in lieu of, the rights provided under Section 7.01.

SECTION 7.03    Determination of Entitlement to Indemnification. Any indemnification under Section 7.01 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01 and the amount requested has been actually and reasonably incurred. Such determination shall be made:

(1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or

(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) if there are no such directors, or if such directors so direct or the claimant so requests, by independent legal counsel in a written opinion; or

(4) by the stockholders.

In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the board of directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “change of control” as defined in the corporation’s 2014 Equity Compensation Plan, as in effect on the date of adoption of these By-Laws, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the board of directors.

SECTION 7.04    Advancing Expenses. Expenses actually and reasonably incurred in defending an action, suit or proceeding shall automatically be paid on behalf of an authorized representative by the corporation, without the need for action by the board of directors, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the corporation as authorized in this Article. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance. Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

SECTION 7.05    Settlement of Claims. The corporation shall not be liable to indemnify any authorized representative under this Article for (a) any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

SECTION 7.06    No Duplication of Payments. The corporation shall not be liable under this Article to make any payment in connection with any claim made against the authorized representative to the extent the authorized representative has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

SECTION 7.07    Subrogation. In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the authorized representative, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

SECTION 7.08    Definitions. For purposes of this Article:

(1) “authorized representative” shall mean any and all present and former directors and officers of the corporation, including any such persons to the extent serving as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation (whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent), and any other persons designated by the board of directors from time to time, which may include, without limitation, directors and officers of any direct or indirect, majority-owned or wholly-owned subsidiary of the corporation;

(2) “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director or officer of such constituent corporation shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(3) “expenses” shall include attorneys’ fees and disbursements;

(4) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(5) “include” shall mean include without limitation and shall be interpreted to provide as broad as possible a meaning to the term so modified or defined in this Section 7.08; and

(6) “party” shall include the giving of testimony or similar involvement.

SECTION 7.09    Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or any of its direct or indirect subsidiaries, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

SECTION 7.10    Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and such indemnification and advancement rights cannot be terminated by the corporation, the board of directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person. The duties of the corporation to indemnify and to advance expenses to a director or officer as provided in this Article VII shall be in the nature of a contract between the corporation and each such person, which contractual rights vest at the time of such person’s service to or at the request of the corporation, and no amendment or repeal of any provision of this Article VII shall alter, to the detriment of such person, the right of such person to the advancement of expenses or indemnification related to a claim, whether brought or threatened before or after such amendment or repeal, based on an act or failure to act that took place prior to such amendment or repeal.

SECTION 7.11    Reliance on Provisions. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

ARTICLE VIII

General Provisions

SECTION 8.01    Dividends. Subject to the restrictions contained in the GCL and any restrictions contained in the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

SECTION 8.02    Contracts. Except as otherwise provided in these By-laws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances. Any officer so authorized may, unless the authorizing resolution otherwise provides, delegate such authority to one or more subordinate officers, employees or agents, and such delegation may provide for further delegation.

SECTION 8.03    Corporate Seal. The corporation shall have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 8.04    Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

SECTION 8.05    Corporate Records.

(a) Examination by Stockholders. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) that the stockholder has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

(b) Examination by Directors. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person’s position as a director.

SECTION 8.06    Amendment of By-laws. These By-laws may be altered, amended or repealed or new By-laws may be adopted either (a) by vote of the stockholders at a duly organized annual or special meeting of stockholders in accordance with the certificate of incorporation, or (b) by vote of two-thirds of the entire board of directors at any regular or special meeting of directors if such power is conferred upon the board of directors by the certificate of incorporation.